                                                                     EXHIBIT 4.8

                             TENTH AMENDMENT OF THE

                         STEWART TITLE GUARANTY COMPANY

                         SALARY DEFERRAL PLAN AND TRUST


         THIS TENTH AMENDMENT of the STEWART TITLE GUARANTY COMPANY SALARY DEFERRAL PLAN AND TRUST (hereinafter sometimes called the "Plan" or "Trust") is made this the 8th day of August, 1994, to be effective as set forth below, by and between STEWART TITLE GUARANTY COMPANY (hereinafter sometimes called "Corporation") of Houston, Texas, and FIRST INTERSTATE BANK OF TEXAS, N.A. (hereinafter sometimes called "Trustee"), a national banking association of Houston, Texas.

                              W I T N E S S E T H:

         WHEREAS, on December 31, 1986, the Corporation previously adopted the Plan and Trust for the sole and exclusive benefit of its employees and their beneficiaries, effective January 1, 1986; and

         WHEREAS, the Plan was previously amended on May 18, 1986, effective January 1, 1987; subsequently amended on February 26, 1988 effective January 1, 1986; amended on April 5, 1989 effective January 1, 1989; amended on May 30, 1989 effective May 31, 1989; amended and restated on April 26, 1991 effective January 1, 1989; and amended on September 18, 1991; and amended on April 24, 1992; and amended on May 27, 1992; and amended on May 20, 1993; and

         WHEREAS, the Corporation, through the action of its Board of Directors, wishes to amend the Plan and Trust effective the date set forth below.
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         NOW, THEREFORE, pursuant to the provisions of Article XVI, Section
16.1 of the Plan, the Plan is hereby amended as follows:

         Article I, Section 1.3 of the Plan is amended by deleting the present
Section 1.3 in its entirety and substituting therefor the following new Section 1.3:

         1.3 "Actual Contribution Percentage" means, with respect to a specified group of Eligible Employees, the average of the ratios (expressed as a percentage, rounded to the nearest one-hundredth percent) calculated separately for each Eligible Employee in such group of:

                 (a) the sum of the following contributions paid under the Plan on behalf of each such Eligible Employee for such Plan Year

                          (i) Employer Matching Contributions or any other matching contributions that are not Qualified Nonelective Contributions;

                          (ii)    any after-tax employee contributions
                 (including any Excess Contributions that are recharacterized pursuant to the provisions of Article III, Section 3.3(2) of the Plan);

                          (iii) Qualified Nonelective Contributions
                 specifically designated for this purPose; and

                          (iv) Deferral Contributions specifically designated
                 for this purpose;

to

                 (b) the Eligible Employee's Considered Compensation for such Plan Year.

For purposes of subsection (a)(i) above, "matching contribution shall mean (I) any Employer contribution made to the Plan on behalf of an Eligible Employee on account of an after-tax employee contribution made by such employee, (II) any Employer contribution made to the Plan on behalf of an Eligible Employee on account of such Employee's Deferral Contribution, and (III) any forfeitures allocated on the basis of after-tax employee contributions, Deferral Contributions or matching contributions.

         With respect to any Highly Compensated Eligible Employee who is eligible to participate in two or more plans of the Corporation or an Affiliated Company to which matching contributions, employee contributions or both are made, all such contributions on behalf of such Highly Compensated Eligible Employee must be aggregated for purposes of determining such Employee's Actual Contribution Percentage.

         For the purpose of determining the Actual Contribution Percentage of a Highly Compensated Employee who is either a 5% owner or one of the ten (10) Highly Compensated Employees paid the greatest amount of compensation (as defined under Code Section 415) during the Plan Year, and is thereby subject to the family aggregation rules of Code Section 414(q)(6), the Actual Contribution Percentage for the family group (which is treated as one Highly Compensated Employee) is the Actual Contribution Percentage determined by combining the contributions and compensation of all eligible Family Members. Except to the extent taken into account in the preceding sentence, the contributions and compensation of all Family Members are disregarded in determining the Actual Contribution Percentages for the groups of Highly Compensated Employees and Non-Highly Compensated Employees.

         Article I, Section 1.13 of the Plan is amended by deleting the present
Section 1.13 in its entirety and substituting therefor the following new
Section 1.13:

         1.13 "Considered Compensation" means, as to each Eligible Employee, all compensation otherwise paid or accrued to him after he has become eligible for the Plan by the Signatory Company during the Plan Year, including regular salary, hourly base pay, overtime pay, contractual bonuses, bonuses derived by formula, commissions, discretionary bonuses and Deferral Contributions, but excluding any Employer Contributions or any Employer Matching Contributions under this Plan and other contingent compensation. For Plan Years beginning on or after January 1, 1990 (or a later date permitted by Treasury regulations) for purposes of calculating the Actual Deferral Percentage and Actual Contribution Percentage, Considered Compensation shall be taken into account for the entire Plan Year of each Eligible Employee without regard to whether that Employee was eligible to participate in the Plan for the entire Plan Year.

         For purposes of Article V of the Plan, Considered Compensation shall not include the following:

                 (a) Employer contributions to a plan of deferred compensation which are not included in the Employee's gross income for the taxable year in which contributed or employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Eligible Employee, or any distributions from a plan of deferred compensation;

                 (b) Amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                 (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                 (d) Other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in
         Section 403(b) of the

         Code (whether or not the amounts are actually excludable from the gross income of the Employee).

Considered Compensation shall be limited to two hundred thousand dollars ($200,000) or such greater amount as may be determined pursuant to Section 416(d) or Section 401(a)(17) of the Code. In determining an Employee's Considered Compensation the rules of Section 414(q)(6) of the Code shall apply, except that the term "family" as used therein shall include only the Employee's spouse and any of the Employee's lineal descendants who have not attained age nineteen (19) on or before the last day of the Plan Year. For this purpose in applying the $200,000 limit above, a Highly Compensated Employee and members of his family will be treated as a single employee with one compensation and the $200,000 limit will be allocated among the members of the family unit in proportion to each such family member's compensation (except for the purpose of determining compensation below the Plan's integration level, if applicable). For other purposes in the Plan, the term "family member" unless otherwise indicated means with respect to the affected Member, such Member's spouse, such Member's lineal descendants and ascendants and the spouses of such lineal descendants and ascendants, as described in Section 414(q)(6)(B) of the Code.

         In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the

Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

         For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitations under Section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

         If compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

         Article II, Section 2.3 of the Plan is amended by deleting the present
Section 2.3 in its entirety and substituting therefor the following new Section 2.3:

         2.3 Participation and Service Upon Reemployment. Partici-pation in the Plan shall cease upon termination of employment with the Signatory Company. Termination of employment may result from





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
retirement, death, disability, voluntary or involuntary termination of employment, unauthorized absence, or by failure to return to active employment with the Signatory Company by the date on which an Authorized Leave of Absence expires.

         Upon the reemployment of any person after the Effective Date who had previously been employed by the Signatory Company on or after the Effective Date, the following rules shall apply in determining his participation in the
Plan:

                 (a) If the reemployed Employee was not a Member of the Plan during his prior period of employment, he must meet the service requirements of Section 2.1 for participation in the Plan as if he were a new Employee; provided, however, that if such Employee failed to incur a Break-in-Service prior to his reemployment commencement date, the eligibility computation period for such reemployed Employee shall be the initial period beginning with the Employee's employment commencement date and not the date of his reemployment;

                 (b) If the reemployed Employee had previously satisfied the requirements of Section 2.1 and had been a Member of the Plan prior to his termination of employment, he shall become an Eligible Employee on his reemployment commencement date;

                 (c) If the reemployed Employee had been a Member of the Plan prior to his termination but suffered a one-year Break-in-Service prior to his resumption of employment, he shall not be eligible to reparticipate in the Plan until he has completed a Year of Service after his return, and his reparticipation shall be effective as of his reemployment commencement date.

For purposes of this section, an Employee's employment commencement date shall be the date he first performs an Hour of Service for the Signatory Company and his reemployment commencement date shall be the date he first performs an Hour of Service upon reemployment with the Signatory Company.

         In the case of a Member who does not have any nonforfeitable right under the Plan to the portion of his Account attributable to employer contributions, and who has multiple consecutive one-year Breaks-in-Service, the number of Years of Service earned before the Break-in-Service will be totalled. If the number of consecutive one-year Breaks-in-Service equals or exceeds the greater of: (i) five (5), or (ii) the aggregate number of pre-Break Years of Service, all pre-Break Years of Service may be excluded in determining such Member's eligibility or reeligibility for the Plan.

         Article III, Section 3.3 of the Plan is amended by deleting the present Section 3.3 in its entirety and substituting therefor the following new
Section 3.3:

         3.3 Actual Deferral Percentage Test. If for the Plan Year the Actual Deferral Percentage for the group of Highly Compensated Eligible Employees (based upon Eligible Employee participation elections) would be more than the greater of:

                 (a) the Actual Deferral Percentage of all other Eligible Employees multiplied by 1.25; or

                 (b) the lesser of (i) two percentage (2%) points plus the Actual Deferral Percentage of all other Eligible Employees, or (ii) the Actual Deferral Percentage of all other Eligible Employees multiplied by two (2), such Excess Contribution shall be corrected in the manner set forth below. The calculation described in the preceding sentence is referred to herein as the "Actual Deferral Percentage Test." The Administrative Committee may, in its discretion, select either of the following methods of correction or any combination thereof in any Plan Year:

                 (1) The Excess Contributions (and income allocable thereto) may, if such Excess Contributions are designated by the Administrative Committee as distributions of Excess Contributions (and income), be distributed to the appropriate Highly Compensated Eligible Employees after the close of such Plan Year and within 12 months of the close of such Plan Year. The income allocable to Excess Contributions includes both income for the Plan Year for which the Excess Contributions were made and income for the period between the end of the Plan Year and the date of distribution, and will be calculated pursuant to Treas. Reg.
         Section 1.401(k)-1(f)(4). If feasible, the Administrative Committee shall in its sole discretion determine and distribute the amount of Excess Contributions within two and one-half (2 1/2) months after the end of the Plan Year. The Administrative Committee may distribute Excess Contributions without regard to any notice or consent otherwise required under the Plan or Section 411(a)(11) and Section 417 of the Code limiting distributions. The amount of Excess Contributions for a Highly Compensated Eligible Employee for a Plan Year is to be determined by the following leveling method, under which the actual deferral ratio of the Highly Compensated Eligible Employee with the highest actual deferral ratio is reduced to the extent required to satisfy the Actual Deferral Percentage Test set forth above or cause such Highly Compensated Eligible Employee's actual deferral ratio to equal the ratio of the Highly Compensated Eligible Employee with the next highest actual deferral ratio. This process must be repeated until the Actual Deferral Percentage Test is satisfied for such Plan Year. Except to the extent otherwise provided in regulations, both refunded Excess Deferrals and retained Excess Deferrals under Section
         3.7 of this Article are taken into account in determining a Member's Actual Deferral percentage for purposes of the above calculation.

                 (2) The Excess Contributions may be recharacterized as after-tax employee contributions in accordance with the provisions of Treas. Reg. Section 1.401(k)-1(f)(3). Recharacterized Excess Contributions remain subject to the nonforfeitability requirements and distribution limitations that apply to Deferral Contributions. Excess Contributions will not be recharacterized with respect to a Highly Compensated Eligible Employee to the extent that the recharacterized amounts, in combination with employee contributions actually made by such Highly Compensated Eligible Employee, exceed the maximum amount of employee contributions (determined prior to the application of Code
         Section 401(m)(2)(A)) that such Highly Compensated Eligible Employee is permitted to make under the Plan in the absence of recharacterization;

provided recharacterization as provided in the foregoing paragraph (2) will not be applied or utilized unless the Plan is first amended on a timely basis (so to be in effect on the first day of the Plan Year for which recharacterization is to be applied) to provide for after tax employee contributions and satisfy the other conditions set forth in Treas. Reg. Section 1.401(k)-1(f)(3)(iii).

         In no event shall the sum of the Deferral Contributions (including recharacterized Excess Contributions), and the Signatory Company's Employer Matching Contribution, and the Signatory Company's Employer Contribution exceed an amount equal to fifteen percent (15%) of the total Considered Compensation otherwise paid or accrued during such Plan Year of such Signatory Company plus the maximum amount deductible under the "carry-over" provisions of the Code relating to Employer Matching Contributions and Employer Contributions in previous years of less than the maximum amount permissible. In addition, in no event shall the aggregate of such Deferral Contribution, Employer Matching Contribution, Employer Contribution and the Signatory Company's contributions to all other qualified pension, profit sharing or stock bonus plans for such Plan Year exceed the amount deductible from the Signatory Company's income for such Plan Year under Section 404(a)(7) of the Code. In the event the aggregate of the Signatory Company's contributions under all plans would exceed such maximum deductible amount, the Employer Matching Contribution and Employer Contribution to the Plans shall be reduced by the amount necessary to reduce the Signatory Company's aggregate contribution under all such plans to the maximum amount deductible under said section of the Code.

         Deferral Contributions will be taken into account under the Actual Deferral Percentage Test for a Plan Year only if such Deferral Contributions are allocated to the Eligible Employee as of a date within such Plan Year. For this purpose, a Deferral Contribution is considered allocated as of a date within a Plan

Year if the allocation is not contingent on participation or performance of services after such date and the Deferral Contribution is actually paid to the Trust no later than twelve (12) months after the Plan Year to which the contribution relates.

         In the case of a Highly Compensated Eligible Employee whose Actual Deferral Percentage is determined under the family aggregation rules of Code
Section 414(q)(6), the determination of the amount of Excess Contributions shall be made as follows:

                 (3) If the Highly Compensated Eligible Employee's Actual Deferral Percentage is determined under Article I, Section 1.4(1)(ii), then the Actual Deferral Percentage is reduced in accordance with the leveling method described in Treas. Reg. Section 1.401(k)-1(f)(2) and the Excess Contributions for the family unit are allocated among the Family Members in proportion to the elective contributions of each Family Member that have been combined to determine the Actual Deferral Percentage.

                 (4) If the Highly Compensated Eligible Employee's Actual Deferral Percentage is determined under Article I, Section 1.4(1)(i), then the Actual Deferral Percentage is reduced in accordance with the leveling method described in Treas. Reg. Section 1.401(k)-1(f)(2) but not below the Actual Deferral Percentage of Family Members who are Non-Highly Compensated Eligible Employees without regard to family aggregation. Excess Contributions are determined by taking into account the contributions of the eligible Family Members who are Highly Compensated Eligible Employees without regard to family aggregation, and are allocated among such Family Members in proportion to each such Family Member's elective contributions. If further reduction of the Actual Deferral Percentage is required, Excess Contributions resulting from this reduction are determined by taking into account the contributions of all eligible Family Members and are allocated among such Family Members in proportion to the elective contributions of each Family Member.

Paragraphs (3) and (4) above shall be administered in accordance with Treas. Reg. Section 1.401(k)-1(f)(5)(ii). Excess Contributions will be corrected in accordance with this Section 3.3 in a timely fashion to avoid disqualification of the Plan or other sanction imposed under the Code (including the imposition of tax under Code Section
4979).

         Article III, Section 3.8 of the Plan is amended by deleting the present Section 3.8 in its entirety and substituting therefor the following new
Section 3.8:

         3.8 Actual Contribution Percentage Test. If for the Plan Year the Actual Contribution Percentage for the group of Highly Compensated Eligible Employees would be more than the greater of:

                 (a) the Actual Contribution Percentage for all other Eligible Employees multiplied by 1.25; or

                 (b) the lesser of (i) the Actual Contribution Percentage for all other Eligible Employees plus two percentage (2%) points, or
         (ii) the Actual Contribution Percentage for all other Eligible Employees multiplied by two (2),

such Excess Aggregate Contributions, shall be corrected in the manner set forth below. The calculation described in the preceding sentence is referred to herein as the "Actual Contribution Percentage Test."

         For this purpose, an eligible employee is any employee who is directly or indirectly eligible to receive an allocation of matching contributions or to make employee contributions and includes: an employee who would be a plan participant but for the failure to make required contributions; an employee whose right to make employee contributions or to receive matching contributions has been suspended because of an election (other than certain one-time elections) not to participate; and an employee who cannot make an employee contribution or receive a matching contribution because section 415(c)(1) or section 415(e) prevents the employee from receiving additional annual additions. In the case of an eligible employee who makes no employee contributions and who receives no matching contributions, the contribution ratio that is to be included in determining the ACP is zero. For a plan year, contributions will be taken into account as follows: An employee contribution is to be taken into account if it is paid to the trust during the plan year or paid to an agent of the plan and transmitted to the trust within a reasonable period after the end of the plan year. An excess contribution to a cash or deferred arrangement that is recharacterized (but only if such recharacterization is properly provided for under Section 3.3(2) above) is to be taken into account in the plan year in which the contribution would have been received in cash by the employee had the employee not elected to defer the amounts. A matching contribution taken into account for a plan year only if it is (1) made on account of the employee's elective or employee contributions for the plan year, (2) allocated to the employee's account as of a date within that year, and (3) paid to the trust by the end of the 12th month following the close of that year. Qualified matching contributions which are used to meet the requirements of section 401(k)(3)(A) are not to be taken into account for purposes of the ACP test of section 401(m). For purposes of determining whether a plan satisfies the actual contribution percentage test of section 401(m), all employee and matching contributions that are made under two or more plans that are aggregated for purposes of section 401(a)(4) and 410(b) (other than section 410(b)(2)(A)(ii)) are to be treated as made under a single plan and that if two or more plans are permissively aggregated for purposes of section 401(m), the aggregated plans must also satisfy section 401(a)(4) and 410(b) as though they were a single plan.

         The Excess Aggregate Contributions(and income allocable thereto) shall be distributed to (or, if forfeitable, in the discretion of the Administrative Committee uniformly applied, forfeited by) Highly Compensated Eligible Employees after the close of the Plan Year in which such Excess Aggregate Contributions arose and within 12 months after the close of the following Plan Year. If feasible, the Administrative Committee shall in its sole discretion determine and distribute the amount of Excess Aggregate Contributions within two and one-half (2 1/2) months after the end of the Plan Year. In the event of the complete termination of the Plan during such Plan Year, the distributions described in the preceding sentence shall be made after termination of the Plan and within the 12 months following such termination.

         The amount of Excess Aggregate Contributions for a Highly Compensated Eligible Employee for a Plan Year is to be determined by the following contribution leveling method, under which the actual contribution ratio of the Highly Compensated Eligible Employee with the highest actual contribution ratio is reduced to the extent required to satisfy the Actual Contribution Percentage Test set forth above or to cause such Highly Compensated Eligible Employee's actual contribution ratio to equal the ratio of the Highly Compensated Eligible Employee with the next highest actual contribution ratio. This process must be repeated until the Actual Contribution Percentage Test is satisfied for such Plan Year.

         In determining the amount of Excess Aggregate Contributions under the leveling method set forth above, actual contribution ratios must be rounded to the nearest one-hundredth percent of the Eligible Employee's Considered Compensation. In no case shall the amount of Excess Aggregate Contributions with respect to any Highly Compensated Eligible Employee exceed the amount of the after-tax employee contributions and Employer Matching Contributions on behalf of such Highly Compensated Eligible Employee for such Plan Year. Excess Aggregate Contributions for a Plan Year shall be distributed or forfeited in accordance with the provisions set forth above and shall not remain unallocated or allocated to a suspense account for allocation to one or more employees in any future year. The determination of the amount of Excess Aggregate Contributions with respect to a Plan Year shall be made after the determination and correction of Excess Deferrals under Article III,
Section 3.7, and the determination and correction of Excess Contributions under
Article III, Section 3.3, respectively, have been made.

         The distribution (or forfeiture, if applicable) of excess aggregate contributions will include the income allocable thereto. The income allocable to the excess aggregate contributions includes income for the plan year for which the excess aggregate contributions were made and may include income for the period between the end of the plan year and the date of distribution (or forfeiture). The manner in which income allocable to excess aggregate contributions is to be calculated shall be made in accordance with Treas. Reg.
Section  1.401(m)-1(e)(3)(ii).

         In the case of a Highly Compensated Eligible Employee whose Actual Contribution Percentage is determined under the family aggregation rules of Code Section 414(q), the determination of the amount of Excess Aggregate Contributions shall be made as follows:

                 (1) If the Highly Compensated Eligible Employee's Actual Contribution Percentage is determined by combining the contributions and compensation of all Family Members, then the Actual Contribution Percentage is reduced in accordance with the leveling method described in Treas. Reg. Section 1.401(m)-1(e)(2) and the Excess Aggregate Contributions for the family unit are allocated among the Family Members in proportion to the contributions of each Family Member that have been combined to determine the Actual Contribution Percentage.

                 (2) If the Highly Compensated Eligible Employee's Actual Contribution Percentage is determined by combining the contributions of only those Family Members who are Highly Compensated Eligible Employees without regard to family aggregation, then the Actual Contribution Percentage is reduced in accordance with the leveling method described in Treas. Reg. Section 1.401(m)-1(e)(2) but not below the Actual Contribution Percentage of Family Members who are Non-Highly Compensated Eligible Employees without regard to family aggregation. Excess Aggregate Contributions are determined by taking into account the contributions of the eligible Family Members who are Highly Compensated Eligible Employees without regard to family aggregation and are allocated among such Family Members in proportion to each such Family Member's employee contributions and Employer Matching Contributions. If further reduction of the Actual Contribution Percentage is required, Excess Aggregate Contributions resulting from this reduction are determined by taking into account the contributions of all eligible Family Members and are allocated among such Family Members in proportion to the employee contributions and Employer Matching Contributions of each Family Member.

Paragraphs (1) and (2) above shall be administered in accordance with Treas. Reg. Section 1.401(m)-1(e)(2)(iii).

         Restriction on Multiple Use of Alternative Limit. In addition to the limits prescribed by this Section 3.3 and Section 3.8 of this Article III, in the event the limits in those sections have been both satisfied under the 1.25 or (a) portion limit or otherwise in a manner that would violate Section 401(m)(9)(A) of the Code, the provisions of Section 1.401(m)-2 of the Treasury

Regulations shall be applied and complied with in order to satisfy this requirement. This may result in corrective distributions to certain Highly Compensated Eligible Employees. Any corrections or other adjustments made to satisfy this requirement shall be determined by the Committee in accordance with the Treasury Regulations. The corrective distribution shall be first made by reducing the Actual Deferral Percentage and with respect to all Highly Compensated Eligible Employees.

         Article IV, Section 4.3 of the Plan is amended by deleting the present
Section 4.3 in its entirety and substituting therefor the following new Section 4.3:

         4.3 Allocation of Deferral Contribution to Members' Accounts. At the end of each payroll period under procedures adopted by the Administrative Committee, the Signatory Company shall transfer the Deferral Contributions to the Trustee and shall certify to the Administrative Committee the names of the Eligible Employees, the names of the Members, and the Deferral Contribution amount for each Member. The Administrative Committee shall allocate the Deferral Contribution made on behalf of a Member directly to such Member's Account and such Deferral Contribution shall be held in a separate account under such Member's Account. This separate account shall not contain any other contributions.

         Article V is amended by inserting immediately after the present
Section 5.3(b), the following new Section 5.3(c):

                 (c)      Notwithstanding the provisions of paragraphs (a) and
         (b) above, to the extent that Annual Additions in excess of the permissible limit of Code Section 415 result from a reasonable error in determining total elective deferrals as defined in Treas. Reg.
         Section 1.415-6(b)(6), then such excess Annual Additions may be corrected by distributing elective deferrals to the

         Member to the extent necessary to eliminate the amount in excess of the Code Section 415 limitation. The amount distributed is includible in the Member's income for the taxable year in which it is distributed, and is characterized for tax and reporting purposes as a corrective distribution rather than a distribution of benefits. This paragraph (c) shall be administered in accordance with the provisions of Treas. Reg. Section 1.415-6(b)(6)(iv) and Revenue Procedure 92-93, 1992-2 C.B. 505.

         The Plan, as amended hereby, shall continue to remain in effect.

         IN WITNESS WHEREOF, this Tenth Amendment to the Stewart Title Guaranty Company Salary Deferral Plan and Trust has been entered into and is effective on the date set forth above.

                                      CORPORATION:

                                      STEWART TITLE GUARANTY COMPANY


                                      By: ______________________________
                                          Malcolm Morris, President


                                      TRUSTEE:

                                      FIRST INTERSTATE BANK OF TEXAS, N.A.


                                      By: _________________________________
                                          John J. Kelley, Vice President
                                            and Trust Officer

THE STATE OF TEXAS         }
                           }
COUNTY  OF  HARRIS         }

         BEFORE ME, the undersigned authority, personally appeared Malcolm Morris, known to me to be the person whose name is subscribed to the foregoing instrument as President of Stewart Title Guaranty Company, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said Corporation.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _____ day of August, 1994.


                                           _____________________________________
                                           NOTARY PUBLIC, STATE OF TEXAS





THE STATE OF TEXAS         }
                           }
COUNTY  OF  HARRIS         }

         BEFORE ME, the undersigned authority, personally appeared John J. Kelley, known to me to be the person whose name is subscribed to the foregoing instrument as Vice President and Trust Officer of First Interstate Bank of Texas, N.A., and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated and as the act and deed of said national banking association.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, this the _____ day of August, 1994.


                                           _____________________________________
                                           NOTARY PUBLIC, STATE OF TEXAS